                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                 CAREY INSTITUTIONAL PROPERTIES INCORPORATED
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

Dear Fellow CIP(R)  Shareholders,

         The Boards of Directors of CIP(R) and Corporate Property Associates 10 (CPA(R):10), another REIT managed by W. P. Carey & Co. LLC, have unanimously approved the merger of the two funds. Under the terms of the merger, CIP(R), the larger fund, will be the surviving company and will have the same management. The new company will become one of the largest real estate investment trusts managed by W. P. Carey & Co. LLC with a portfolio of more than 108 properties throughout the United States and Europe.

         We, along with the Directors, propose to merge CPA(R):10 into CIP(R) because we believe that the combined company, compared to each company standing alone:

         -        will have greater geographic and tenant diversification;

         - will realize economies of scale and greater operating and tenant synergies;

         -        will have a larger total asset value of $709 million; and

         - will have a stronger balance sheet and enhanced financial flexibility for additional transactions and capital initiatives.

         Your dividend from CIP(R) in the quarter beginning after the merger will not change as a result of the merger. The merger is conditioned upon several events, including approval by holders of two-thirds of the outstanding shares of CIP(R) and CPA:10(R).

         This booklet will provide you with additional information about the proposed merger. We encourage you to read the entire booklet and the prospectus. The effects of the merger will be different for holders of CIP(R) stock and for holders of CPA(R):10 stock. In particular, please see the section entitled "BENEFITS & RISKS" for a discussion of the benefits and risks associated with the merger.

         WE HAVE BEEN COMMITTED OVER THE YEARS TO SERVING THE BEST INTERESTS OF OUR SHAREHOLDERS. WE BELIEVE THAT THIS MERGER WILL FACILITATE OUR ABILITY TO GENERATE INCREASING GROWTH AND SHAREHOLDER VALUE AND WE URGE YOU TO VOTE FOR THE MERGER PROPOSAL.

         Your vote is very important regardless of the number of shares you own. Please vote for the proposal by phone, 1-866-515-0315, on the Internet, http://proxy.georgeson.com, or return your election card today. If you do not vote, the effect will be the same as voting against the merger.

         We have attempted to anticipate any questions you may have and to answer them in the pages that follow. However, if you have any additional questions regarding this proxy solicitation statement or the proposed merger, or if you need assistance with completing the proxy card, please feel free to contact Georgeson Shareholder Communications, Inc., which has been retained to answer any questions. You can reach them at their toll-free number 1-866-515-0315.

         With best regards,


                 Wm. Polk Carey                       Edward V. LaPuma
         Chairman, W. P. Carey & Co. LLC              President, CIP(R)

The Benefits & Risks of the Merger:

         The benefits may include:

         - immediate increase in funds from operations per share and enhanced shareholder value;

         - the creation of more operating efficiencies with respect to sales, financing, improvements and portfolio management, especially with respect to the 24 properties which are jointly owned by CIP(R) and CPA(R):10, as the merger will combine ownership of these properties in one entity;

         -        improved visibility in the capital markets;

         - lenders viewing the combined company as having a stronger credit profile;

         -        increased access to capital in equity and debt markets; and

         - greater flexibility to provide additional liquidity to shareholders.

         The risks of the merger include:

         - expected benefits from the merger, such as cost savings, operating efficiencies and other synergies may not be realized;

         - fixed exchange ratio may not reflect changes in share value that occur subsequent to the appraisal date;

         - the transaction costs incurred by the combined company may exceed our estimates;

         - we cannot yet be certain of the amount of cash CIP(R) will need in 2004 to repay the principal amount of any notes issued to CPA(R):10 shareholders in the merger and how that purchase will be funded; and

         - CIP(R) may need to borrow money or otherwise raise funds to pay the notes if a large number of shareholders elect to receive promissory notes.

QUESTIONS & ANSWERS:

Q:     WHAT VOTE IS REQUIRED TO APPROVE THE MERGER?

A: In order to complete the merger, approval by two-thirds (66.67%) of CPA:10(R) and CIP(R) shareholders is required. Also, we will not complete the merger if the holders of more than 50% of CPA(R):10 common stock elect to receive a promissory note instead of CIP(R) shares in the merger.

Q:     WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A: We are working toward completing the merger as quickly as possible. We must first obtain the approval of CIP(R) shareholders and CPA(R):10 shareholders at their respective special meetings. We hope to complete the merger in the first quarter of 2002; however, we cannot assure you as to when, or if, the merger will occur.

Q:     WHAT DO I NEED TO DO NOW?

A: You may register to vote by telephone, the Internet or by mail. Please indicate on the enclosed proxy card how you want to vote. THE BOARD OF DIRECTORS CIP(R) UNANIMOUSLY RECOMMENDS VOTING IN FAVOR OF THE PROPOSED MERGER. PLEASE VOTE BY TELEPHONE, INTERNET OR SIGN AND MAIL THE PROXY CARD IN THE ENCLOSED PREPAID RETURN ENVELOPE AS SOON AS POSSIBLE.

Q:     MAY I REVOKE OR CHANGE MY VOTE?

A: Yes. You may change or revoke your vote at any time before the end of the solicitation period. To do so you must deliver a written notice to the corporate secretary prior to the special meeting stating that you would like to revoke your proxy, change your election or deliver later-dated instructions.

Q:     WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have more questions about the merger, or would like additional copies of this proxy statement/prospectus, you can contact the proxy solicitor hired by both companies or you may contact the company:

       CIP(R)                         GEORGESON SHAREHOLDER COMMUNICATIONS, INC.
       50 Rockefeller Plaza           17 State Street
       New York, NY 10020             New York, NY 10004
       Attention: Investor Relations  Telephone: (866)-515-0315
       Telephone: (800) WP CAREY      E-MAIL:XXXXXXXXX

                            VOTE YES FOR THE MERGER

How to vote:

BY TELEPHONE

1. Call toll free 866-515-0315 between the hours of 9:00 AM and 9:00 PM EST Monday through Friday, or from 12:00 PM and 6:00 PM EST on Saturday.

               THERE IS NO CHARGE FOR THIS CALL; PLEASE HAVE YOUR
                               PROXY CARD IN HAND.

BY INTERNET

1.   Go to http://proxy.georgeson.com

2.   PLEASE HAVE YOUR PROXY CARD AVAILABLE.

3.   Follow the simple instructions.

BY MAIL

1. Please sign and date the accompanying proxy card and return it in the enclosed postage paid return envelope.

By marking the proxy card, you may:

     -    Vote in favor of the merger

     -    Vote against the merger

If you sign and return the proxy card without indicating your choices, you will have been deemed to have voted in favor of the merger.

Failure to vote will have the same impact as a vote against the merger. Please vote today!

If you have any questions or need assistance in completing your proxy card please call Georgeson Shareholder Communications, Inc., which has been retained to answer any questions. You can reach them at their toll-free number 1-866-515-0315.

                   YOUR VOTE IS IMPORTANT PLEASE ACT PROMPTLY

                               [W. P. CAREY LOGO]

                              50 Rockefeller Plaza
                               New York, NY 10020
                      1 800 WP CAREY - voteYES@wpcarey.com

                INCLUDE THE FOLLOWING FOR MARYLAND RESIDENTS ONLY

"This sales and advertising literature must be read in conjunction with the prospectus in order to understand fully all of the implications and risks of the offering of securities to which it relates. A copy of the prospectus must be made available to you in connection with this offering."


Dear Fellow CPA(R):10  Shareholders,

         The Boards of Directors of CPA(R):10 and Carey Institutional Properties Incorporated (CIP(R)), another REIT managed by W. P. Carey & Co. LLC, have unanimously approved the merger of the two funds. Under the terms of the merger, CIP(R), the larger fund, will be the surviving company and will have the same management. The new company will become one of the largest real estate investment trusts managed by W. P. Carey & Co. LLC with a portfolio of more than 108 properties throughout the United States and Europe.

         We, along with the Directors, propose to merge CPA(R):10 into CIP(R) because we believe that the combined company, compared to each company standing alone:

         -        will have greater geographic and tenant diversification;

         - will realize economies of scale and greater operating and tenant synergies;

         -        will have a larger total asset value of $709 million; and

         - will have a stronger balance sheet and enhanced financial flexibility for additional transactions and capital initiatives.

         Currently the Net Asset Value of CPA(R):10 is $11.23 per share and that of CIP(R) is $13.30 per share. Except as described below, under the terms of the merger, you will have the option of receiving either (a) shares of CIP(R) stock or (b) a promissory note:

         (a) If you elect to take the stock, you will receive 0.8445 of a share of newly issued CIP(R) common stock for each CPA(R):10 common share that you currently own. For example, if you own 2,000 shares of CPA(R):10, you will receive 1,689 shares of CIP(R). Any fractional shares will be redeemed for cash at $13.30 per share. If you elect to receive CIP(R) shares in the merger, the amount of your total annual dividends will increase from $1,432.80 to $1,433.60.

         (b) If you choose to take the note instead of stock, you will receive a promissory note for an amount equal to $11.23 per share of CPA(R):10 stock you currently own. In other words, if you currently own 2,000 shares of CPA(R):10, you will receive a promissory note in the amount of $22,460. These notes will mature on December 31, 2004 unless they are redeemed earlier at the option of CIP (R). In the meantime, they will bear interest at an annual rate of 4%, and the interest will be paid quarterly.

         If you became a shareholder of record after December 13, 2001 or you do not vote in favor of the merger, you will not have the option to receive a promissory note. The merger is conditioned upon several events, including approval by holders of two-thirds of the outstanding shares of CPA:10(R) and CIP(R).

         This booklet will provide you with additional information about the proposed merger. We encourage you to read the entire booklet and the prospectus. The effects of the merger will be different for holders of CPA(R):10 stock and holders of CIP(R) stock. In particular, please see the section entitled "BENEFITS & RISKS" for a discussion of the benefits and risks associated with the merger.

         WE HAVE BEEN COMMITTED OVER THE YEARS TO SERVING THE BEST INTERESTS OF OUR SHAREHOLDERS. WE BELIEVE THAT THIS MERGER WILL FACILITATE OUR ABILITY TO GENERATE INCREASING GROWTH AND SHAREHOLDER VALUE AND WE URGE YOU TO VOTE FOR THE MERGER PROPOSAL.

         Your vote is very important regardless of the number of shares you own. Please vote for the proposal by phone, 1-866-515-0315, on the Internet, http://proxy.georgeson.com, or return your election card today . If you do not vote, the effect will be the same as voting against the merger.

         We have attempted to anticipate any questions you may have and to answer them in the pages that follow. However, if you have any additional questions regarding this proxy solicitation statement or the proposed merger, or if you need assistance with completing the proxy card, please feel free to contact Georgeson Shareholder Communications, Inc., which has been retained to answer any questions. You can reach them at their toll-free number 1-866-515-0315.

         With best regards,

                       Wm. Polk Carey                Anne R. Coolidge
               Chairman, W. P. Carey & Co. LLC     President, CPA(R):10

The Benefits & Risks of the Merger:

    The benefits may include:

    - immediate increase in dividends per share for shareholders opting to receive CIP(R) common stock;

    - the creation of more operating efficiencies with respect to sales, financing, improvements and portfolio management, especially with respect to the 24 properties which are jointly owned by CIP(R) and CPA(R):10, as the merger will combine ownership of these properties in one entity;

    -   improved visibility in the capital markets;

    - lenders viewing the combined company as having a stronger credit profile;

    -   increased access to capital in equity and debt markets; and

    -   greater flexibility to provide additional liquidity to shareholders.

        The risks of the merger include:

    - expected benefits from the merger, such as cost savings, operating efficiencies and other synergies may not be realized;

    - fixed exchange ratio may not reflect changes in share value that occur subsequent to the appraisal date;

    - the transaction costs incurred by the combined company may exceed our estimates;

    - we cannot yet be certain of the amount of cash CIP(R) will need in 2004 to repay the principal amount of any notes issued to CPA(R):10 shareholders in the merger and how that purchase will be funded; and

    - CIP(R) may need to borrow money or otherwise raise funds to pay the notes if a large number of shareholders elect to receive promissory notes.

QUESTIONS & ANSWERS:

Q:     WHAT VOTE IS REQUIRED TO APPROVE THE MERGER?

A: In order to complete the merger, approval by two-thirds (66.67%) of CPA:10(R) and CIP(R) shareholders is required. Also, we will not complete the merger if the holders of more than 50% of CPA(R):10 common stock elect to receive a promissory note instead of CIP shares in the merger.

Q:     WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A: We are working toward completing the merger as quickly as possible. We must first obtain the approval of CIP(R) shareholders and CPA(R):10 shareholders at their respective special meetings. We hope to complete the merger in the first quarter of 2002; however, we cannot assure you as to when, or if, the merger will occur.

Q:     WHAT DO I NEED TO DO NOW?

A: You may register to vote by telephone, the Internet or by mail. Please indicate on the enclosed proxy card how you want to vote. THE BOARD OF DIRECTORS OF CPA(R):10 UNANIMOUSLY RECOMMENDS VOTING IN FAVOR OF THE PROPOSED MERGER. If you were a CPA(R):10 shareholder of record on or before December 13, 2001 and vote FOR the merger proposal, you must indicate whether you would like to receive shares of CIP(R) stock or a promissory note in exchange for your shares of CPA(R):10 stock in the merger.

       PLEASE VOTE BY TELEPHONE, INTERNET OR SIGN AND MAIL THE PROXY CARD IN THE ENCLOSED PREPAID RETURN ENVELOPE AS SOON AS POSSIBLE.

Q:     MAY I REVOKE OR CHANGE MY VOTE

A: Yes. You may change or revoke your vote at any time before the end of the solicitation period. To do so you must deliver a written notice to the corporate secretary prior to the special meeting stating that you would like to revoke your proxy, change your election or deliver later-dated instructions.

Q:     WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have more questions about the merger, or would like additional copies of this proxy statement/prospectus, you can contact the proxy solicitor hired by both companies or you may contact:

       CPA(R):10                      GEORGESON SHAREHOLDER COMMUNICATIONS, INC.
       50 Rockefeller Plaza           17 State Street
       New York, NY 10020             New York, NY 10004
       Attention: Investor Relations  Telephone: (866)-515-0315
       Telephone: (800) WP CAREY      E-Mail:XXXXXXXXX

                             VOTE YES FOR THE MERGER

How to vote:

BY TELEPHONE

1. Call toll free 866-515-0315 between the hours of 9:00 AM and 9:00 PM EST Monday through Friday, or from 12:00 PM and 6:00 PM EST on Saturday.


               THERE IS NO CHARGE FOR THIS CALL; PLEASE HAVE YOUR
                               PROXY CARD IN HAND.

BY INTERNET

1.   Go to http://proxy.georgeson.com

2.   PLEASE HAVE YOUR PROXY CARD AVAILABLE.

3.   Follow the simple instructions.

BY MAIL

1. Please sign and date the accompanying proxy card and return it in the enclosed postage paid return envelope.

By marking the proxy card, you may:

     -    Vote in favor of the merger

     -    Vote against the merger

     - If voting in favor of the merger and you were a shareholder of record on or before December 13, 2001, elect whether to receive CIP(R) stock or a promissory note.

If you sign and return the proxy card without indicating your choices, you will have been deemed to have voted in favor of the merger and to elect to receive CIP(R) stock.

Failure to vote will automatically be deemed an election to receive CIP(R) stock if the merger is ultimately approved. If you vote but do not indicate a preference to receive CIP(R) stock or a note, you will receive CIP(R) stock if the merger is approved.

If you have any questions or need assistance in completing your proxy card please call Georgeson Shareholder Communications, Inc., which has been retained to answer any questions. You can reach them at their toll-free number 1-866-515-0315.

                   YOUR VOTE IS IMPORTANT PLEASE ACT PROMPTLY

                               [W. P. CAREY LOGO]

                              50 Rockefeller Plaza
                               New York, NY 10020
                      1 800 WP CAREY - voteYES@wpcarey.com